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                       COMPUTATION OF EARNINGS PER SHARE

                                                                      Exhibit 11

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
                                                              THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                                 SEPTEMBER 30,                          SEPTEMBER 30,
                                                      -----------------------------------     ----------------------------------
                                                            1997                1996               1997              1996
                                                      ---------------     ---------------     ---------------    ---------------
PRIMARY:
Net income (loss)                                     $    (3,129,000)    $     3,125,000     $   (26,131,000)   $     8,031,000
                                                      ===============     ===============     ===============    ===============

Shares as adjusted:
   Weighted average common shares outstanding              23,929,771          23,871,409          23,927,771         22,577,376
   Incremental shares from outstanding stock
     options as determined under the treasury
     stock method                                                  --             319,537                  --            361,580
                                                      ---------------     ---------------     ---------------    ---------------

Shares as adjusted                                         23,929,771          24,190,946          23,927,771         22,938,956
                                                      ===============     ===============     ===============    ===============

Net income (loss) per share                           $          (.13)    $           .13     $         (1.09)   $           .35
                                                      ===============     ===============     ===============    ===============


FULLY DILUTED:
Net income (loss)                                     $    (3,129,000)    $     3,125,000     $   (26,131,000)   $     8,031,000
                                                      ===============     ===============     ===============    ===============

Shares as adjusted:
 Weighted average common shares outstanding                23,929,771          23,871,409          23,927,771         22,577,376
 Incremental shares from outstanding stock
   options as determined under the treasury
   stock method                                                    --             393,088                  --            420,860
                                                      ---------------     ---------------     ---------------    ---------------

Shares as adjusted                                         23,929,771          24,264,497          23,927,771         22,998,236
                                                      ===============     ===============     ===============    ===============

Net income (loss) per share                           $          (.13)    $           .13     $         (1.09)   $           .35
                                                      ===============     ===============     ===============    ===============
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